FIRST AMENDMENT

         THIS FIRST AMENDMENT (the "AMENDMENT") is made and entered into as of April, 2005, by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and UTIX GROUP, INC., A DELAWARE CORPORATION ("TENANT").

                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated September 14, 2004 (the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 3,911 rentable square feet (the "ORIGINAL PREMISES") described as Suite No. 140 on the 1st floor of the building commonly known as Eight New England Executive Park located at Eight New England Executive Park, Burlington, Massachusetts.

B. Tenant and Landlord agree to relocate Tenant from the Original Premises to 7,173 rentable square feet of space described as Suite No. 610 on the 6th floor shown on EXHIBIT A attached hereto (the "SUBSTITUTION SPACE") of the building commonly known as Seven New England Executive Park located at Seven New England Executive Park, Burlington, Massachusetts (the "BUILDING").

C. The Lease by its terms shall expire on January 31, 2010 ("PRIOR TERMINATION DATE"), and the parties desire to extend the Term, all on the following terms and conditions.

         NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.       SUBSTITUTION.

         1.01. Effective as of the Substitution Effective Date (hereinafter defined), the Substitution Space is substituted for the Premises and, from and after the Substitution Effective Date, the Premises, as defined in the Lease, shall be deemed to mean the Substitution Space containing 7,173 rentable square feet and described as Suite No. 610 on the 6th floor of the Building.

         1.02. The Term for the Substitution Space shall commence on the Substitution Effective Date and, unless sooner terminated pursuant to the terms of the Lease, shall end on the Extended Termination Date (as hereinafter defined). The Substitution Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Substitution Space. Effective as of the Substitution Effective Date, the Lease shall be terminated with respect to the Original Premises, and, unless otherwise specified, "PREMISES" shall mean the Substitution Space and "BUILDING" shall mean the building commonly known as Seven New England Executive Park, located at Seven New England Executive Park, Burlington, Massachusetts. Tenant shall vacate the Original Premises as of the Substitution Effective Date (such date that Tenant is required to vacate the Original Premises being referred to herein as the "ORIGINAL PREMISES VACATION DATE") and return the same to Landlord in "broom clean" condition and otherwise in accordance with the terms and conditions of the Lease.

2.       SUBSTITUTION EFFECTIVE DATE.

         2.01. The "SUBSTITUTION EFFECTIVE DATE" shall be the later to occur of (i) May 1, 2005 (the "TARGET SUBSTITUTION EFFECTIVE DATE"), and (ii) the date upon which the Landlord Work (as defined in the Work Letter attached as EXHIBIT B hereto) in the Substitution Space has been substantially completed; provided however, that if Landlord shall be delayed in substantially completing the Landlord work in the Substitution Space as a result of the occurrence of a Tenant Delay (defined below), then, for purposes of determining the Substitution Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Tenant Delay(s). A

                  "TENANT DELAY" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays substantial completion of the Landlord Work, including, without limitation, the following:

                  a. Tenant's failure to furnish information or approvals within any time period specified in the Lease or this Amendment, including the failure to prepare or approve preliminary or final plans by any applicable due date;

                  b. Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay;

                  c. Changes requested or made by Tenant to previously approved plans and specifications;

                  d.       The performance of work in the Substitution  Space by
                           Tenant   or   Tenant's   contractor(s)   during   the
                           performance of the Landlord Work; or

                  e. If the performance of any portion of the Landlord Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant's contractor(s) in the completion of such work.

                  The Substitution Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord Work has been performed (or would have been performed absent any Tenant Delay[s]), other than any details of construction, mechanical adjustment or any other matter, the nonperformance of which does not materially interfere with Tenant's use of the Substitution Space. The adjustment of the Substitution Effective Date and, accordingly, the postponement of Tenant's obligation to pay Rent on the Substitution Space shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Substitution Space not being ready for occupancy by Tenant on the Target Substitution Effective Date. During any period that the Substitution Effective Date is postponed and Tenant's obligation to pay Rent for the Substitution Space is correspondingly postponed, Tenant shall continue to be obligated to pay Rent for the Original Premises in accordance with the terms of the Lease.

         2.02. In addition to the postponement, if any, of the Substitution Effective Date as a result of the applicability of Section
                  2.01. of this Amendment, the Substitution Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Substitution Space for any other reason (other than Tenant Delays), including, but not limited to, holding over by prior occupants. Any such delay in the Substitution Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Substitution Effective Date is delayed, the Extended Termination Date shall not be similarly extended.

3. EXTENSION. The Term of the Lease is extended for a period of 4 months and shall expire on May 31, 2010 ("EXTENDED TERMINATION DATE"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("EXTENSION DATE") and ending on the Extended Termination Date shall be referred to herein as the "EXTENDED TERM".

4. BASE RENT. As of the Substitution Effective Date, the schedule of Base Rent payable with respect to the Premises during the remainder of the current Term and the Extended Term is the following:

         -------------------------- ----------------------- --------------------
                                          ANNUAL RATE              MONTHLY
                   PERIOD               PER SQUARE FOOT           BASE RENT
         -------------------------- ----------------------- --------------------

         -------------------------- ----------------------- --------------------
              5/1/05 - 5/31/10               $18.30              $10,938.83
         -------------------------- ----------------------- --------------------

         All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

         Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Substitution Effective Date is the Target Substitution Effective Date. If the Substitution Effective Date is later than the Target Substitution Effective Date, the schedule set forth above with respect to the payment of any installment(s) of Base Rent for the Substitution Space shall be appropriately adjusted on a per diem basis to reflect the actual Substitution Effective Date and the actual Substitution Effective Date shall be set forth in a confirmation letter to be prepared by Landlord.

5. ADDITIONAL SECURITY DEPOSIT. No additional security deposit shall be required in connection with this Amendment.

6. TENANT'S PRO RATA SHARE. For the period commencing with the Substitution Effective Date and ending on the Extended Termination Date
         (i) the Rentable Square Footage of the Building is 199,860 square feet; and (ii) Tenant's Pro Rata Share for the Premises is 3.5890%.

7. EXPENSES AND TAXES. For the period commencing with the Substitution Effective Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Expenses and Taxes applicable to the Premises in accordance with the terms of the Lease.

8.       IMPROVEMENTS TO SUBSTITUTION SPACE.

         8.01. CONDITION OF SUBSTITUTION SPACE. Tenant has inspected the Substitution Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

         8.02. RESPONSIBILITY FOR IMPROVEMENTS TO SUBSTITUTION SPACE. Landlord shall perform improvements to the Substitution Space in accordance with the Work Letter attached hereto as EXHIBIT B.

9. EARLY ACCESS TO SUBSTITUTION SPACE. If Tenant is permitted to take possession of the Substitution Space before the Substitution Effective Date, such possession shall be subject to the terms and conditions of the Lease and this Amendment and Tenant shall pay Base Rent and Additional Rent applicable to the Substitution Space to Landlord for each day of possession prior to the Substitution Effective Date.
         However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for the Substitution Space for any days of possession before the Substitution Effective Date during which Tenant, with the approval of Landlord, is in possession of the Substitution Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

10. HOLDING OVER. If Tenant continues to occupy the Original Premises after the Original Premises Vacation Date (as defined in Section 1 above), occupancy of the Original Premises subsequent to the Original Premises Vacation Date shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of the Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to twice the sum of the Base Rent and Additional Rent due for the period immediately preceding such holding over, provided that in no event shall Base Rent and Additional Rent during the holdover period be less than the fair market rental for the Original Premises. No holding over by Tenant in the Original Premises or payments of money by Tenant to Landlord after the Original Premises Vacation Date shall be construed to prevent Landlord from recovery of immediate possession of the Original Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant in the Original Premises, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Original Premises to such other tenant or prospective tenant.

11. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

         11.01    PARKING.  Effective  as of the  Substitution  Effective  Date,
                  Section 1 (Parking) of EXHIBIT F of the Lease shall be amended by increasing the number of unreserved parking spaces to 24 by the addition of 11 unreserved parking spaces (the "ADDITIONAL SPACES") in the Parking Facility at no charge to Tenant during the Term. The use of the Additional Spaces shall be subject to Section 1 (Parking) of EXHIBIT F of the Lease.

         11.02 DELETED SECTION. Effective as of the Substitution Effective Date, in addition to the other Sections and provisions of the Lease modified herein, Section 2 (Acceleration Option) of EXHIBIT F of the Lease shall be deleted in its entirety and shall be of no further force and effect.

2.       MISCELLANEOUS.

         12.01. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Substitution Space, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

         12.02.   Except  as  herein   modified  or  amended,   the  provisions,
                  conditions and terms of the Lease shall remain unchanged and in full force and effect.

         12.03. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         12.04. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         12.05. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         12.06. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members,
                  principals,  beneficiaries,   partners,  officers,  directors,
                  employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LANDLORD RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "TENANT RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         12.07. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

                             [SIGNATURES ARE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


WITNESS/ATTEST:                   LANDLORD:

                                  MA-NEW ENGLAND  EXECUTIVE PARK,  L.L.C.,
                                  A DELAWARE LIMITED LIABILITY COMPANY

                                  By:      Equity Office Management, L.L.C.,
                                           a Delaware limited liability company,
                                           its non-member manager

_______________________________            By:    ______________________________

Name (print):  ________________            Name:  ______________________________

_______________________________            Title: ______________________________

Name (print):  ________________



WITNESS/ATTEST:                   TENANT:

                                  UTIX GROUP, INC., A DELAWARE CORPORATION

_______________________________   By:      ________________________________

Name (print):  ________________   Name:    ________________________________

_______________________________   Title:   ________________________________

Name (print):  ________________

                                    EXHIBIT A

                   OUTLINE AND LOCATION OF SUBSTITUTION SPACE
                   ------------------------------------------

         This Exhibit is attached to and made a part of the Amendment by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and UTIX GROUP, INC., A DELAWARE CORPORATION ("TENANT") for space in the Building located at Seven New England Executive Park, Burlington, Massachusetts.

                                    EXHIBIT B

                                   WORK LETTER
                                   -----------

This Exhibit is attached to and made a part of the Amendment by and between MA-NEW ENGLAND EXECUTIVE PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and UTIX GROUP, INC., A DELAWARE CORPORATION ("TENANT") for space in the Building located at Seven New England Executive Park, Burlington, Massachusetts.

As used in this Workletter, the "PREMISES" shall be deemed to mean the Substitution Space, as defined in the attached Amendment.

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant's use. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "LANDLORD WORK." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final scope of work, including finish specifications (called "PLANS") necessary to construct the Landlord Work, which plans shall be subject to approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord's architect will prepare the Plans necessary for such construction at Tenant's cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before April 8, 2005 (the "PLANS DUE DATE"), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Amendment to which this Exhibit is attached) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved. (The word "architect" as used in this Exhibit shall include an interior designer or space planner.)

3. If Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4. If Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "EXCESS COSTS"), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.

6. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

7. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed $8,966.25 (i.e., $1.25 per rentable square foot of the Premises) to be applied toward the cost of the Landlord Work in the Premises. If the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Any portion of the Allowance which exceeds the cost of the Landlord Work or is otherwise remaining after June 1, 2005, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

8. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.